Exhibit 99.1
BRISTOW GROUP REPORTS SECOND QUARTER 2025 RESULTS
RAISES 2025 AND 2026 OUTLOOK RANGES
Houston, Texas
August 5, 2025
Second Quarter Highlights
•Total revenues of $376.4 million in Q2 2025 compared to $350.5 million in Q1 2025
•Net income of $31.7 million, or $1.07 per diluted share, in Q2 2025 compared to net income of $27.4 million, or $0.92 per diluted share, in Q1 2025
•Adjusted EBITDA (as defined herein)(1) in Q2 2025 was $60.7 million compared to $57.7 million in Q1 2025
•Raises 2025 Adjusted EBITDA outlook range to $240 - $260 million and raises 2026 Adjusted EBITDA outlook range to $300 - $335 million
•Initiates accelerated debt payments and share repurchases
FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”) today reported net income attributable to the Company of $31.7 million, or $1.07 per diluted share, for the quarter ended June 30, 2025 (the “Current Quarter”) on total revenues of $376.4 million compared to net income attributable to the Company of $27.4 million, or $0.92 per diluted share, for the quarter ended March 31, 2025 (the “Preceding Quarter”) on total revenues of $350.5 million.
The following table provides select financial highlights for the periods reflected (in thousands, except per share amounts). A reconciliation of net income to EBITDA and Adjusted EBITDA, operating income to Adjusted Operating Income and cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow is included in the “Non-GAAP Financial Measures” section herein.

	Three Months Ended
	June 30, 2025	March 31, 2025
Total revenues	$376,429	$350,530
Operating income	42,640	33,548
Net income attributable to Bristow Group Inc.	31,748	27,359
Basic earnings per common share	1.10	0.95
Diluted earnings per common share	1.07	0.92
Net cash provided by (used in) operating activities	99,039	(603)

Non-GAAP(1):
Adjusted Operating Income	$57,330	$54,353
EBITDA	79,568	63,895
Adjusted EBITDA	60,700	57,710
Free Cash Flow	94,507	(2,489)
Adjusted Free Cash Flow	95,293	(1,749)
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

”We are pleased to report another quarter of strong financial results and to raise 2025 Adjusted EBITDA guidance to $240-$260 million and 2026 Adjusted EBITDA guidance to $300-$335 million,“ said Chris Bradshaw, President and CEO of Bristow Group. ”Consistent with our capital allocation framework, Bristow commenced accelerated debt payments and share repurchases in the current quarter.“
Sequential Quarter Results
Offshore Energy Services

	Three Months Ended
($ in thousands)	June 30, 2025	March 31, 2025	Favorable (Unfavorable)
Revenues	$252,810	$239,785	$13,025	5.4%
Operating income	43,595	37,365	6,230	16.7%
Adjusted Operating Income	53,588	47,114	6,474	13.7%
Operating income margin	17%	16%
Adjusted Operating Income margin	21%	20%
Revenues from Offshore Energy Services were $13.0 million higher in the Current Quarter. Revenues in Europe were $6.4 million higher primarily due to higher utilization and favorable foreign exchange rate impacts in Norway. Revenues in the Americas were $3.7 million higher primarily due to higher utilization in the U.S. Revenues in Africa were $3.0 million higher primarily due to higher utilization and additional aircraft capacity introduced into the region. Operating income was $6.2 million higher in the Current Quarter primarily due to these higher revenues, partially offset by higher operating expenses of $5.7 million. The increase in operating expenses was primarily due to higher reimbursable expenses of $2.5 million, higher training and travel costs of $1.2 million due to an increase in pilot training for Africa and Brazil, higher subcontractor costs of $1.2 million, and higher repairs and maintenance costs of $1.2 million. The higher repairs and maintenance costs related to an increase in power-by-the-hour (“PBH”) rates, increased flight hours and the timing of repairs totaling $5.6 million, partially offset by higher vendor credits of $4.4 million. Personnel costs were $1.7 million lower due to seasonal personnel cost variations in Norway of $4.2 million and a favorable change in benefit estimates in the U.S. of $0.4 million, which were partially offset by unfavorable foreign exchange rate impacts of $2.2 million and higher headcount of $1.0 million, primarily in Brazil and Africa.
Government Services

	Three Months Ended
($ in thousands)	June 30, 2025	March 31, 2025	Favorable (Unfavorable)
Revenues	$92,499	$85,943	$6,556	7.6%
Operating income (loss)	(1,912)	6,011	(7,923)	nm
Adjusted Operating Income	6,036	13,719	(7,683)	(56.0)%
Operating income (loss) margin	(2)%	7%
Adjusted Operating Income margin	7%	16%
__________________
nm = Not Meaningful
Revenues from Government Services were $6.6 million higher in the Current Quarter primarily due to the ongoing transition of the Irish Coast Guard (“IRCG”) search and rescue contract and higher utilization in the United Kingdom Search and Rescue (“UKSAR”) contract. Operating loss was $1.9 million in Current Quarter compared to operating income of $6.0 million in the Preceding Quarter primarily due to higher subcontractor costs of $5.1 million and higher personnel costs of $2.8 million related to the new Government Services contracts, unfavorable foreign exchange rate impacts of $3.0 million, higher repairs and maintenance costs of $2.0 million, and higher fuel costs of $0.6 million, offsetting the increased revenues.

Other Services

	Three Months Ended
($ in thousands)	June 30, 2025	March 31, 2025	Favorable (Unfavorable)
Revenues	$31,120	$24,802	$6,318	25.5%
Operating income (loss)	3,443	(622)	4,065	nm
Adjusted Operating Income	6,188	2,037	4,151	nm
Operating income (loss) margin	11%	(3)%
Adjusted Operating Income margin	20%	8%
Revenues from Other Services were $6.3 million higher in the Current Quarter primarily due to seasonally higher utilization in Australia of $6.0 million. Operating income was $4.1 million higher in the Current Quarter primarily due to these higher revenues, partially offset by higher operating expenses of $1.9 million due to increased activity.
Corporate

	Three Months Ended
($ in thousands)	June 30, 2025	March 31, 2025	Favorable (Unfavorable)
Corporate:
Total expenses	$8,695	$8,648	$(47)	(0.5)%
Gains (losses) on disposal of assets	6,209	(558)	6,767	nm
Operating loss	(2,486)	(9,206)	6,720	73.0%

Consolidated:
Interest income	$2,039	$2,118	$(79)	(3.7)%
Interest expense, net	(10,034)	(9,490)	(544)	(5.7)%
Other, net	17,577	11,388	6,189	54.3%
Income tax expense	(20,443)	(10,183)	(10,260)	nm
Total operating losses for Corporate were $6.7 million less than the Preceding Quarter primarily due to increased gains on disposal of assets.
Interest expense, net was $0.5 million higher in the Current Quarter primarily due to the acceleration of the amortization of deferred financing costs resulting from the prepayment of principal on the UKSAR secured equipment financings (“UKSAR Debt”).
Other income, net of $17.6 million in the Current Quarter and $11.4 million in the Preceding Quarter primarily resulted from higher foreign exchange gains.
Income tax expense was $20.4 million in the Current Quarter compared to $10.2 million in the Preceding Quarter. The increase in income tax expense was primarily due to the earnings mix of the Company's global operations and lower deductible business interest expenses, partially offset by the recognition of certain deferred tax assets.

Raises 2025 and 2026 Outlook
Please refer to the section entitled "Forward-Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance contains non-GAAP financial measures. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial outlook for 2025 and 2026 are as follows (in USD, millions):

	2025E	2026E
Revenues:
Offshore Energy Services	$980 - $1,030	$1,050 - $1,130
Government Services	$360 - $400	$440 - $460
Other Services	$120 - $130	$130 - $150
Total Revenues	$1,460 - $1,560	$1,620 - $1,740

Adjusted Operating Income:
Offshore Energy Services	$200 - $205	$235 - $250
Government Services	$40 - $50	$75 - $85
Other Services	$20 - $25	$20 - $25
Corporate	($35 - $30)	($35 - $30)
	$225 - $250	$295 - $330

Adjusted EBITDA	$240 - $260	$300 - $335

Cash interest	~$45	~$40
Cash taxes	$25 - $30	$25 - $30
Maintenance capital expenditures	$15 - $20	$20 - $25
Capital Allocation and Liquidity
In support of its capital allocation framework, the Company made $15.3 million (£11.2 million) of accelerated principal payments on its UKSAR Debt facility and repurchased 119,841 shares of common stock in open market transactions for gross consideration of $3.9 million, representing an average cost per share of $32.41, during the Current Quarter. As of June 30, 2025, $121.1 million remained available under the $125.0 million stock repurchase program.
In the Current Quarter, purchases of property and equipment were $31.6 million, of which $4.5 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $24.1 million. In the Preceding Quarter, purchases of property and equipment were $52.1 million, of which $1.9 million were maintenance capital expenditures, and cash proceeds from dispositions of property and equipment were less than $0.1 million.
As of June 30, 2025, the Company had $251.8 million of unrestricted cash and $64.7 million of remaining availability under its asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $316.5 million. Borrowings under the ABL Facility are subject to certain conditions and requirements.
Conference Call
The Company’s management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Wednesday, August 6, 2025, to review results for the second quarter ended June 30, 2025. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://www.veracast.com/webcasts/bristow/webcasts/VTOL2Q25.cfm
A replay will be available through August 27, 2025 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through August 27, 2025. The accompanying investor presentation will be available on August 6, 2025, on Bristow’s website at www.bristowgroup.com.

For additional information concerning Bristow, contact Jennifer Whalen at InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of offshore energy companies and government entities. Our aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, unmanned systems and ad-hoc helicopter services. Our business is comprised of three operating segments: Offshore Energy Services, Government Services and Other Services. Our energy customers charter our helicopters primarily to transport personnel to, from and between onshore bases and offshore production platforms, drilling rigs and other installations. Our government customers primarily outsource SAR activities whereby we operate specialized helicopters and provide highly trained personnel. Our other services include fixed wing transportation services through a regional airline in Australia and dry-leasing aircraft to third-party operators in support of other industries and geographic markets.
Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, India, Ireland, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the United Kingdom (“UK”) and the United States (“U.S.”).

Forward-Looking Statements Disclosure
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words; however, all statements in this press release, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements.
You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries OPEC and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives.
The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this press release are qualified by these cautionary statements and are only made as of the date thereof. The forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Annual Report on Form 10-K and Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part II, Item 1A, "Risk Factors" of the Company’s subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

BRISTOW GROUP INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Favorable/ (Unfavorable)
	June 30, 2025	March 31, 2025
Total revenues	$376,429	$350,530	$25,899
Costs and expenses:
Operating expenses
Personnel	88,729	87,311	(1,418)
Repairs and maintenance	64,788	61,315	(3,473)
Insurance	6,149	6,834	685
Fuel	20,399	18,875	(1,524)
Leased-in equipment	26,515	26,049	(466)
Other	71,911	56,801	(15,110)
Total operating expenses	278,491	257,185	(21,306)
General and administrative expenses	44,375	43,100	(1,275)
Depreciation and amortization expense	17,312	16,841	(471)
Total costs and expenses	340,178	317,126	(23,052)
Gains (losses) on disposal of assets	6,209	(558)	6,767
Earnings from unconsolidated affiliates	180	702	(522)
Operating income	42,640	33,548	9,092
Interest income	2,039	2,118	(79)
Interest expense, net	(10,034)	(9,490)	(544)
Other, net	17,577	11,388	6,189
Total other income (expense), net	9,582	4,016	5,566
Income before income taxes	52,222	37,564	14,658
Income tax expense	(20,443)	(10,183)	(10,260)
Net income	31,779	27,381	4,398
Net income attributable to noncontrolling interests	(31)	(22)	(9)
Net income attributable to Bristow Group Inc.	$31,748	$27,359	$4,389

Basic earnings per common share	$1.10	$0.95
Diluted earnings per common share	$1.07	$0.92

Weighted average common shares outstanding, basic	28,824	28,667
Weighted average common shares outstanding, diluted	29,788	29,867

Adjusted Operating Income	$57,330	$54,353	$2,977
EBITDA	$79,568	$63,895	$15,673
Adjusted EBITDA	$60,700	$57,710	$2,990

BRISTOW GROUP INC.
REVENUES BY SEGMENT
(unaudited, in thousands)

	Three Months Ended
	June 30, 2025	March 31, 2025	Favorable (Unfavorable)
Offshore Energy Services:
Europe	$107,625	$101,218	$6,407	6.3%
Americas	95,230	91,569	3,661	4.0%
Africa	49,955	46,998	2,957	6.3%
Total Offshore Energy Services	$252,810	$239,785	$13,025	5.4%
Government Services	92,499	85,943	6,556	7.6%
Other Services	31,120	24,802	6,318	25.5%
	$376,429	$350,530	$25,899	7.4%
FLIGHT HOURS BY SEGMENT
(unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	Favorable (Unfavorable)
Offshore Energy Services:
Europe	8,838	8,749	89	1.0%
Americas	10,700	10,002	698	7.0%
Africa	4,931	4,680	251	5.4%
Total Offshore Energy Services	24,469	23,431	1,038	4.4%
Government Services	4,868	3,941	927	23.5%
Other Services	3,684	3,400	284	8.4%
	33,021	30,772	2,249	7.3%

BRISTOW GROUP INC.
Second Quarter Segment Statements of Operations
(unaudited, in thousands)

	Offshore Energy Services	Government Services	Other Services	Corporate	Consolidated
Three Months Ended June 30, 2025
Revenues	$252,810	$92,499	$31,120	$—	$376,429
Less:
Personnel	55,047	27,271	6,411	—	88,729
Repairs and maintenance	48,078	13,369	3,341	—	64,788
Insurance	3,824	1,948	377	—	6,149
Fuel	12,865	2,681	4,853	—	20,399
Leased-in equipment	15,204	9,699	1,612	—	26,515
Other segment costs	43,640	21,717	6,554	—	71,911
Total operating expenses	178,658	76,685	23,148	—	278,491
General and administrative expenses	23,813	10,230	1,850	8,482	44,375
Depreciation and amortization expense	6,924	7,496	2,679	213	17,312
Total costs and expenses	209,395	94,411	27,677	8,695	340,178
Gains on disposal of assets	—	—	—	6,209	6,209
Earnings from unconsolidated affiliates	180	—	—	—	180
Operating income (loss)	$43,595	$(1,912)	$3,443	$(2,486)	$42,640
Non-GAAP(1):
Depreciation and amortization expense	6,924	7,496	2,679	213	17,312
PBH amortization	3,069	452	66	—	3,587
Gains on disposal of assets	—	—	—	(6,209)	(6,209)
Adjusted Operating Income (Loss)	$53,588	$6,036	$6,188	$(8,482)	$57,330

	Offshore Energy Services	Government Services	Other Services	Corporate		Consolidated
Three Months Ended March 31, 2025
Revenues	$239,785	$85,943	$24,802	$—		$350,530
Less:
Personnel	56,766	24,473	6,072	—		87,311
Repairs and maintenance	46,907	11,361	3,047	—		61,315
Insurance	4,029	2,437	368	—		6,834
Fuel	12,702	2,082	4,091	—		18,875
Leased-in equipment	14,933	9,693	1,423	—		26,049
Other segment costs	37,656	12,871	6,274	—		56,801
Total operating expenses	172,993	62,917	21,275	—		257,185
General and administrative expenses	23,259	9,729	1,595	8,517		43,100
Depreciation and amortization expense	6,870	7,286	2,554	131		16,841
Total costs and expenses	203,122	79,932	25,424	8,648		317,126
Losses on disposal of assets	—	—	—	(558)		(558)
Earnings from unconsolidated affiliates	702	—	—	—		702
Operating income (loss)	$37,365	$6,011	$(622)	$(9,206)	$—	$33,548
Non-GAAP(1):
Depreciation and amortization expense	6,870	7,286	2,554	131		16,841
PBH amortization	2,879	422	105	—		3,406
Losses on disposal of assets	—	—	—	558		558
Adjusted Operating Income (Loss)	$47,114	$13,719	$2,037	$(8,517)		$54,353
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(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

BRISTOW GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$255,854	$251,281
Accounts receivable, net	226,692	211,590
Inventories	135,567	114,509
Prepaid expenses and other current assets	52,060	42,078
Total current assets	670,173	619,458
Property and equipment, net	1,163,152	1,076,221
Investment in unconsolidated affiliates	23,306	22,424
Right-of-use assets	259,961	264,270
Other assets	171,434	142,873
Total assets	$2,288,026	$2,125,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,192	$83,462
Deferred revenue	24,262	15,186
Current portion of operating lease liabilities	81,155	78,359
Accrued liabilities	131,744	130,279
Current maturities of long-term debt	24,779	18,614
Total current liabilities	371,132	325,900
Long-term debt, less current maturities	680,412	671,169
Other liabilities and deferred credits	25,062	8,937
Deferred taxes	49,850	39,019
Long-term operating lease liabilities	177,582	188,949
Total liabilities	1,304,038	1,233,974

Stockholders’ equity:
Common stock	319	315
Additional paid-in capital	750,421	742,072
Retained earnings	371,772	312,765
Treasury stock, at cost	(78,274)	(69,776)
Accumulated other comprehensive loss	(59,868)	(93,669)
Total Bristow Group Inc. stockholders’ equity	984,370	891,707
Noncontrolling interests	(382)	(435)
Total stockholders’ equity	983,988	891,272
Total liabilities and stockholders’ equity	$2,288,026	$2,125,246

Non-GAAP Financial Measures
The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted Operating Income to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below, are non-GAAP measures, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website.
EBITDA and Adjusted EBITDA
EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash gains and losses on the sale of assets, non-cash foreign exchange gains (losses) related to the revaluation of certain balance sheet items, and certain special items that occurred during the reported period, such as the amortization of PBH maintenance agreements that are non-cash within the period, gains on insurance claims, non-cash nonrecurring insurance adjustments and other special items which include professional service fees related to unusual litigation proceedings and other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed mergers and acquisitions (“M&A”) transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income the most directly comparable GAAP measure, as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
The following tables provide a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (unaudited, in thousands).

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	LTM
Net income	$31,779	$27,381	$31,768	$28,279	$119,207
Depreciation and amortization expense	17,312	16,841	16,701	17,569	68,423
Interest expense, net	10,034	9,490	9,064	9,660	38,248
Income tax expense (benefit)	20,443	10,183	(12,952)	8,392	26,066
EBITDA	$79,568	$63,895	$44,581	$63,900	$251,944
(Gains) losses on disposal of assets	(6,209)	558	82	626	(4,943)
Foreign exchange (gains) losses	(17,435)	(11,045)	12,581	(10,904)	(26,803)
Special items(1)	4,776	4,302	596	6,558	16,232
Adjusted EBITDA	$60,700	$57,710	$57,840	$60,180	$236,430

(1)  Special items include the following:

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	LTM
PBH amortization	$3,587	$3,406	$3,727	$3,723	$14,443
Gain on insurance claim	—	—	(4,451)	—	(4,451)
Other special items	1,189	896	1,320	2,835	6,240
	$4,776	$4,302	$596	$6,558	$16,232
The Company is unable to provide a reconciliation of projected Adjusted EBITDA (non-GAAP) for the outlook periods included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (GAAP) for the outlook periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by (used in) operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed M&A transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. Neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP. Accordingly, these measures should not be used as an indicator of, or an alternative to, net cash provided by operating activities, the most directly comparable GAAP measure. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net cash provided by (used in) operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (unaudited, in thousands).

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	LTM
Net cash provided by (used in) operating activities	$99,039	$(603)	$51,054	$66,022	$215,512
Less: Maintenance capital expenditures	(4,532)	(1,886)	(2,739)	(8,041)	(17,198)
Free Cash Flow	$94,507	$(2,489)	$48,315	$57,981	$198,314
Plus: Special items	786	740	(2,580)	1,539	485
Adjusted Free Cash Flow	$95,293	$(1,749)	$45,735	$59,520	$198,799

Adjusted Operating Income by Segment
Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization) and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segment’s operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segment’s ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of operating income (loss), the most directly comparable GAAP measure, to Adjusted Operating Income for each segment and Corporate (unaudited, in thousands).

	Three Months Ended
	June 30, 2025	March 31, 2025	Increase (Decrease)
Offshore Energy Services:
Operating income	$43,595	$37,365	$6,230	16.7%
Depreciation and amortization expense	6,924	6,870	54	0.8%
PBH amortization	3,069	2,879	190	6.6%
Offshore Energy Services Adjusted Operating Income	$53,588	$47,114	$6,474	13.7%

Government Services:
Operating income (loss)	$(1,912)	$6,011	$(7,923)	nm
Depreciation and amortization expense	7,496	7,286	210	2.9%
PBH amortization	452	422	30	7.1%
Government Services Adjusted Operating Income	$6,036	$13,719	$(7,683)	(56.0)%

Other Services:
Operating income (loss)	$3,443	$(622)	$4,065	nm
Depreciation and amortization expense	2,679	2,554	125	4.9%
PBH amortization	66	105	(39)	(37.1)%
Other Services Adjusted Operating Income	$6,188	$2,037	$4,151	nm

Total Segment Adjusted Operating Income	$65,812	$62,870	$2,942	4.7%

Corporate:
Operating loss	$(2,486)	$(9,206)	$6,720	73.0%
Depreciation and amortization expense	213	131	82	62.6%
Losses (gains) on disposal of assets	(6,209)	558	(6,767)	nm
Corporate Adjusted Operating Loss	$(8,482)	$(8,517)	$35	0.4%

Consolidated Adjusted Operating Income	$57,330	$54,353	$2,977	5.5%
The Company is unable to provide a reconciliation of projected Adjusted Operating Income by segment (non-GAAP) for the outlook periods included in this release to projected operating income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted Operating Income by segment due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted Operating Income by segment (non-GAAP) to operating income (GAAP) for the outlook periods.

BRISTOW GROUP INC.
FLEET COUNT

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Maximum Passenger Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	34	29	63	19	15
AW189	19	4	23	16	8
	53	33	86
Medium Helicopters:
AW139	49	5	54	12	14
S76 D/C++	13	—	13	12	13
AS365	1	—	1	12	36
	63	5	68
Light—Twin Engine Helicopters:
AW109	3	—	3	7	18
H135/EC135	11	—	11	6	9
	14	—	14
Light—Single Engine Helicopters:
AS350	12	—	12	4	26
AW119	13	—	13	7	19
	25	—	25
Total Helicopters	155	38	193		15
Fixed Wing	9	5	14
Unmanned Aerial Systems (“UAS”)	4	—	4
Total Fleet	168	43	211
______________________
(1)Reflects the average age of helicopters that are owned by the Company.
The table below presents the number of aircraft in our fleet and their distribution among the segments in which we operate as of June 30, 2025 and the percentage of revenues that each of our segments provided during the Current Quarter.

	Percentage of Total Revenues	Helicopters				Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Offshore Energy Services	68%	57	60	11	—	1	—	129
Government Services	25%	29	7	3	20	—	4	63
Other Services	7%	—	1	—	5	13	—	19
Total	100%	86	68	14	25	14	4	211
Aircraft not currently in fleet:
Under construction(1)		10	4	1	—	—	—	15
Options(2)		10	—	10	—	—	—	20
(1) Under construction reflects new aircraft that the Company has either taken ownership of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer (“OEM”) and pending delivery. Includes ten AW189 heavy helicopters (of which three were delivered and are undergoing additional configuration), four AW139 medium helicopters (of which three were delivered and are undergoing additional configuration) and one H135 light-twin helicopter which has been delivered and is undergoing additional configuration.
(2)Options include 10 AW189 heavy helicopters and 10 H135 light-twin helicopters.